COVER SLIDE

Moderator:

Good morning and thank you for joining today’s conference call to discuss Generex Biotechnology’s corporate update.

<Anthony - Read Safe Harbor>

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Forward-looking statements included in this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. A more detailed description of these and other risks and uncertainties may be found in our Annual Report on Form 10-K and other public filings with the Securities and Exchange Commission.

If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this presentation reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Now I would like to turn the call over to Joe Moscato, president & chief executive officer of Generex Biotechnology Corporation

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Start Presentation – Joe Moscato

Good Morning everyone. On behalf of myself, Generex’s executive management team, and the Generex’s Board of Directors, I would like to welcome our fellow stockholders and other interested parties to this morning’s conference call. First, I would like to personally thank our new management team, and our 130 employees for working so hard to get us to this new era for Generex Biotechnology.

I am pleased to speak with you today about the transformation of the “Old” Generex into a “New” Generex that provides real value to our loyal investors, many of whom have been with the company for a long time, given the 20+ year history of GNBT. I am here to turn the page on old Generex, and tell you about the transformed company that we have built, with three acquisitions that give Generex a number of things we have never had before, most importantly revenues, products, and profitability. For those of you who remember, GNBT was a $30 stock listed on NASDAQ and a multi-billion market cap reflecting the inherent value of the company’s asset portfolio that included the Ii-key platform and AE37 for cancer immunotherapy, and Oral-lyn buccal insulin spray with Rapid-MistÒ drug delivery technology. Unfortunately, the value of those assets was lost because of mismanagement and lack of execution. Today, we are proud to have a new and experienced management team with strong track records in building successful pharmaceutical and healthcare companies. The new executive team and reconstituted board of directors are poised to lead the New Generex for the future.

The good news is that Generex not only maintains the most valuable portion of our old product portfolio, but we have advanced several of the clinical stage assets through a research partnership with Merck for the development of AE37 in triple negative breast cancer, an international licensing and development agreement with Shenzhen Bioscien, a major Chinese pharmaceutical company that is developing AE37 for prostate cancer, and licensing deals for Rapid-MistÒ for the delivery of cannabinoids. More importantly, we have also discarded the previously failed consumer product lines, and have initiated a new focus on consumer brands with a new line of CBD HyroHealth Alkaline water.

In addition to the value added to our development products, we have added further value to Generex through the acquisition of the Veneto Group assets, including an MSO, pharmacies, a laboratory, and a DME business, that generates significant revenues and operating profits. Two additional acquisitions that we will present today, Olaregen and Regentys, are in the exciting field of regenerative medicine.

We will be presenting detailed information on our new operations, new management, and new development program later in the talk.

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As you know from our press releases and 8K filings over the last few weeks we have made significant strides in our turnaround of Generex. Through our acquisitions and innovative product developments, we are creating a new healthcare company that is more responsive to the needs of different stakeholders in the healthcare value chain. Generex is quickly becoming a diversified healthcare holdings company with offerings in a variety of services, diagnostics, medical devices, and pharmaceutical development.

The Company’s strategy of an end-to-end patient centric solution offers access to diagnostic testing and laboratories, therapeutic drugs and medical devices, and additional health-related services that greatly improve the patient experience in receiving care.

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Our corporate mission at Generex is to provide physicians, hospitals, and all healthcare providers with an end-to-end solution for patient centric care from rapid diagnosis through delivery of personalized therapies, streamlining care processes, minimizing expenses, and delivering transparency for payers.

The new Generex has already begun building value for investors who have been with us for some time as well as investors who join us along the way. In that respect, we recently rewarded loyal shareholders with the 20:1 dividend in the transformed organization that will generate revenues while building value through acquisitions and development of innovative, high-value diagnostics, therapeutics, and medical devices.

We believe it’s important for our shareholders and investors to understand the Company’s strategy and to introduce you to some of the people who are going to be instrumental in leading our company forward. As part of our acquisition strategy, it is important to note that as we acquire controlling interest in some of the companies that are becoming part of Generex, we are not only acquiring assets, technologies and knowledge, we are also acquiring management talent that will stay in place at these organizations and frequently join the parent company management ranks as we build the team to execute on the long term plan.

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As part of our strategy, we have recently acquired three significant companies including Veneto Group assets and its executive management team as well as over 100 employees, and two regenerative medicine companies, Olageren, and Regyntys. We will also provide a detailed update later in the call on our existing and very important platform companies including our Patented Buccal delivery assets, mostly referred to as Oralyn in the past, our Ii-Key immunotherapy platform previously referred to as Antigen Express and lastly our Diagnostics platform previously known as Hema Diagnostics Systems (“HDS”).

We have reorganized our subsidiary holdings as a family of NuGenerex companies, including NuGenerex Immuno-Oncology, NuGenerex Diagnostics, and NuGenerex Therapeutics that house the historical Generex product development portfolio and new acquisitions, including the recently announced Olaregen Therapeutix, and Regentys, which will be presented later in this call by the CEO’s of the new company’s.

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The first acquisition we announced on November 1, was the Veneto Group assets which provides the foundation for the reorganization of Generex as a revenue generating multi-disciplined healthcare company. The Veneto assets and management team are integral for Generex to execute on our strategy to build a new kind of pharmaceutical company that extends beyond traditional models to incorporate physicians in an MSO network, and ongoing connection with patients to improve the patient experience and access to optimal care.

Our new corporate structure is being designed to respond to the challenges facing the healthcare industry by establishing a wholly-owned subsidiary, NuGenerex Distribution Solutions (NDS) that integrates the Veneto MSO network, new pharmacy network, clinical diagnostic lab, durable medical equipment company (DME-IQ) and dedicated call center. NDS and the newly acquired assets have been organized with a focus on enhancing the doctor/patient relationship through a single point of access for “high quality” ancillary services and patient support.

We believe it’s important for our shareholders to understand the overall strategy so, we will be providing you with an in-depth description of our operations and how the new management team plans to grow the new Generex and build value for our shareholders. As you’ll notice, we are focused on immediately generating revenue and operating capital through the acquisition of the MSO, a network of pharmacies, clinical laboratory, and medical device companies with new and approved products. You will also hear from the leaders of our initiatives that will present operational and strategic plans for each of the Generex subsidiary companies. At this time, I am introducing Generex’s Chief Operating Officer, and President of NDS Terry Thompson.

Terry Thompson – NuGenerex Distribution Solutions

Thanks Joe. Today I would like to discuss the Acquisition of the Veneto Group assets which have been placed into our NuGenerex Distribution Solutions Subsidiary.

NDS aims to transform the modern-day healthcare framework and has taken its first step towards realizing its goal through its recent asset purchase of a highly sophisticated management services organization (MSO) currently operating in Arizona, Colorado, New Mexico, Oklahoma and Texas. Our internal growth plans include geographic expansion to over 20 states, introduction of new products, and services, and new physician modalities. We are also reviewing additional complementary acquisitions which will bring significant revenue and earnings growth to NDS. I would like to introduce to you Moky Cheung, NDS’s COO. Biographies for Moky and his management team were recently released on an 8-k filing and press release. Moky has been with this company since its beginning and knows every aspect of the business. We are pleased to have been able to retain him. Moky will go through in more detail the company’s Strategy.

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Moky Cheung - NDS

a. In addition to the asset purchase of the MSO, NDS also purchased the assets of a network of ancillary services providers that include full service open door retail pharmacies in Arizona, Oklahoma, and Texas which focus on the  distribution of mainly non-opioid drugs, an in network diagnostic blood laboratory located in Arizona, a wholesale company located in Texas, a DME management company headquartered in Texas, and a dedicated call center located in Texas focused on patient education and satisfaction. NDS’s MSO subsidiary maintains management services contracts with these ancillary providers to manage billing and collections, insurance verification and adjudication, regulatory compliance and legal, credentialing, accounting, marketing and IT.. The combination of our MSO and recently acquired ancillary service providers allow patients to receive more comprehensive and easier access to healthcare while in parallel reducing the administrative burden on the ancillary health services providers allowing them to spend more time providing the highest quality of patient care.

b. As Terry mentioned in addition to our geographic expansion, we are also expanding our product offerings in our pharmacies through a wholesale purchasing company we acquired as part of the asset purchase in October 2018.  By utilizing our own wholesale company, we are able to identify new and better opioid alternative treatments for our physician networks and negotiate better prices with manufacturers to reduce the cost of drugs.

c. The recent acquisition of Olaregen, as an example, will provide a game changing treatment for Diabetic wound foot for our Podiatrist network as well as a wound treatment for our surgical providers.

d. As part of the recent asset purchase, we were also able to acquire a new DME company named DME-IQ.  We are pleased to announce that we expect to sign our first two contracts in Oklahoma and Colorado for our new venture in December. DME-IQ is a stand-alone management company that will manage Durable Medical Equipment (i.e. bracing) products and services in the Physician offices.  DME-IQ will inform the physician of the patient’s insurance eligibility and copay responsibilities as it relates to DME products, negotiate volume pricing for DME product purchasing not available to most physician offices, manage the inventory to optimum levels, assist with insurance billing and collections, and train the DME fitters.  By providing these management services to the Physicians, DME-IQ will reduce the DME costs to physicians, increase their revenue collections, and ultimately reduce fraud, waste, and abuse while establishing” Best in Class” protocols that aren’t normally available to the physician without being part of a large hospital or organization.

Our entire management team is excited to be a part of the Generex family and share the strategic vision Joe laid out in his introduction. I will turn it back over to Terry to conclude.

Terry Thompson – NDS

Thanks, Mokey

e. In addition to our organic growth initiatives, other potential acquisitions which complement our platform and can add significant marketing aspects to our product sales and offerings are under review. These acquisitions could bring significant synergies amongst the various Generex entities including Marketing, Purchasing, and Distribution. Some will also allow for the creation of new business lines such as Chronic Care management, and alternative distribution channels for specialized service offerings.

f. Lastly, although we’re excited about the purchase of these wonderful revenue generating assets, NuGenerex is even more pleased to be welcoming an experienced management team to the Generex family.  Given the expansion of our business into revenue generating operations in multiple states, the addition of these key executives, which include Roger Ivey (General Counsel), Dick Suedkamp (CFO), Steve Worster (CCO) and Brad Guy (VP HR) will provide Generex with the necessary expertise to not only manage the current set of assets, but they’ll provide significant benefits to the overall corporation.

Joe Moscato

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Thank you Terry and Moky.

We are excited to expand our MSO network and to grow our service offerings in up to 27 states over the coming months. Additionally, we will be adding to our capabilities in diagnostic laboratories, DME, and surgical products. One acquisition target is a specialty clinical lab that conducts NexGen sequencing, advanced PCR analysis and pharmacogenomic testing that will expand our diagnostic testing services for personalized medicine across a number of therapeutic indications.

To complete the picture for NuGenerex Distribution Solutions, I’d like to bring to your attention another target organization that we have been working to acquire in the direct-to-patient pharmacy space. This company has generated significant revenues and profits for the last several years. The management of this company has agreed in principle to join the Generex family of companies, and we have been conducting audits over the last several months to complete a 3-year lookback on this integrated, nationwide pharmacy and distribution network with advanced database and IT systems, along with their experienced management team. Together with our recent MSO and pharmacy acquisitions, this acquisition will provide a powerful database of consumers and patients that represent a unique, qualified marketing channel for drugs, DME, and medical devices. Furthermore, their database systems can support service offerings for chronic care and medication therapy management, as well as patient support services through our dedicated healthcare call centers. We plan to announce the details of this acquisition in the coming weeks.

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Olaregen

Now, I would like to introduce two highly talented executives leading our recent merger with Olaregen Therapeutics, Anthony Dolisi the CEO and Michele Starr, the Chief Marketing Officer. I am so excited to have them on our team and can attest that the market opportunity for their product Excellegen for the treatment of diabetic foot ulcers and wounds is significant. Anthony, please take some time to introduce yourself and Michele to the shareholders and go over your strategy to commercialize Excellegen.

Tony Dolisi, CEO Olaregen Therapeutix and CCO of Generex

Thank you Joe for the kind words and introduction,

Hello to all it is a pleasure to meet you and we certainly appreciate your time and participation with today’s investor call. I am the Chief Executive Officer of Olaregen Therapeutix and recently appointed Chief Commercial Officer to Generex Biotechnology’s.

Before I go on I would like to give a brief overview of my back ground. I have built a 24 year career in the industry as a senior executive and business commercial leader with fortune 500 companies including American Home Products, Glaxo SmithKline, Agouron, Pfizer, and Johnson & Johnson.

I have worked my entire career as a commercial and channel expert. I have successfully built multi- million-dollar businesses, igniting growth in over 25 new product launches spurring substantial line extensions and new product developments with billion dollar products.

My role with Generex will be to lead all efforts to commercialize the product portfolio, also, to develop sales structures and go to market strategies that will effectively impact the market.

I will also have oversight for all commercial sectors of the company.

It is also my pleasure to introduce Ms. Starr. Ms. Starr has had a highly accomplished career in medical communications and strategic planning in the pharmaceutical and biotechnology industries for over 25 years. Her experience spans several therapeutic categories including all aspects of cardiovascular disease, osteoarthritis, rheumatoid arthritis, gastrointestinal diseases, and inflammation. She has designed initiatives to create disease awareness for first in-class/category products, as well as previously untreated disease states. Michelle’s expertise is with early- and clinical-stage development where she applied her experience and competencies in their products from proof of concept through commercialization.

Now that you have been introduced to the leadership team I would like to introduce you to Olaregen Therapeutix Incorporated. Olaregen Therapeutix is a newly formed regenerative medicine company focused on the development, manufacturing and commercialization of products that fill an unmet need in the current wound healing market. The company aims to provide advanced solutions that substantially improve medical outcomes while lowering the overall cost of care and improve patients’ quality of life. Olaregen’s first product is Excellagen® (3-dimensional flowable dermal matrix) topically applied to a variety of dermal wounds and other medical indications.

Excellagen is an FDA 510K cleared device for of a broad array of wounds, including partial and full thickness wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/ grafts, post-Mohs surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns and skin tears) and draining wounds, enabling Olaregen to market Excellagen to multiple vertical markets. Excellagen has received a designated Q code (4149) from CMS, this Q code designation applies to cellular tissue - based products for skin wounds (CTP).

Excellagen is a highly purified collagen-based gel extra cellular matrix which has been shown to be substantially more effective than the standard of care using only one or two treatments (68% more active than the Standard of Care “SOC” for wounds less than 3 sq. cm and 194% greater than the SOC for larger wounds). Equally as important is the speed of which Excellagen reduces wound size, after only one application Excellagen reduced the wound size by 362% over SOC.

The technology behind Excellagen allows for the increase of granulation tissue growth in non-healing wounds and immediately activates Platelet-Derived Growth Factor (PDGF), a key biologic mediator of wound healing. Excellagen formulated from type 1 bovine collagen 2.6% and is highly purified and importantly Acellular unlike live tissue cells. (no chance of rejection or infection). Excellagen is packaged in one single-use pre-filled syringe contains 0.5cc of Excellagen topical dermal matrix with sterile flexible applicator for precise, accurate application. Unlike other products in the market Excellagen is simple and easy: no thawing or reconstitution it is an off the shelf product that physicians will welcome. Excellagens flowable formulation makes it optimal for deep tunneled and woven under-mind wounds, no staples or sutures, which are beneficial to physicians and patients. The optimized viscosity allows for complete wound coverage with only a 0.5cc syringe. Treatment at one-week intervals; one syringe covers up to 5.0sq. Cm. In the Matrix the average dose was only 1.6 applications.

Excellagen requires fewer patient visits, due to significant efficacy and rapid wound healing. No homecare is required, no dressing changes between visits are required (which reduces burden of care for care-givers).

Excellagen provides a significant cost benefit compared to other products in the wound healing space. Excellagen is an easy to use off the shelf product that requiring no reconstitution or cutting and is quick to apply.

The storage and longevity of Excellagen requires refrigeration and no special handling or freezing, and has a 2-year shelf life.

The 17 indications Excellagen is cleared for represents over 92 million potential cases. With the diabetic population growing we anticipate the (CTP) cellular and/or tissue-based product market to grow significantly. Excellagen is a revenue ready asset with a planned launch February 2019.

After careful evaluation of opportunities these are the initial vertical markets and greatest sales opportunities we will pursue both immediately and in the coming year. We are currently in negotiations with Veterans Affairs and the Department of Defense. Based on analysis we anticipate aggressively penetrating hospital surgical suites, acute care hospitals and Ors, in addition to ambulatory care centers. We are in deep discussions with the two largest wound care center networks. Our fit with Generex is ideal given the MSO model and the Podiatric and Surgeons within the network. Additionally, the specialty pharmacy Venito will allow us immediate distribution and payor expertise with prior authorization and patient assistance services.

As to Olaregens pipeline, Excellagen can also serve as an Enabling Delivery Platform for pluripotent stem cells, antimicrobial agents, small molecule drugs, DNA-Based Biologics, conditioned cell media, peptides and most importantly from our perspectively is our ability to be combined with exosomes. Exosomes also known as extracellular vesicles are the residual of stem cells. Exosomes are responsible for cell-to-cell signaling which is one of the most important function of the cell.

Olaregen’s initial focus will be in advanced wound healing. Future products will focus on innovative regenerative therapies in bone, joint and cartilage regeneration comprise the current Olaregen pipeline.

In summary, Olaregen is a perfect match to fulfill the Generex vision as outlined by Joe Moscato. Generex direct-to-patient services support the strategy of all-inclusive access to providers, diagnostics, therapeutics, and additional health related-services. The integration of Olaregen into the end-to-end health model fits perfectly in Generex’s innovative plans for the future.

I would now like to turn it back over to Joe Moscato:

Joe Moscato

Thank you Tony I can’t tell you how excited we are to have this opportunity!

Now I would like to turn it over to our latest acquisition of Regyntys which is developing a drug which is vital in patient wellness and will bring a significant cost reduction to the healthcare sector at large. I would like to introduce Rick Bulman the CEO of Regyntys and have him introduce himself and company to you.

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Rick Bulman

Thanks Joe:

Regentys is a clinical stage regenerative medicine company that is launching first-in-human clinical trials for Regentys ECMH™ (Extracellular Matrix Hydrogel), its proprietary, patented product for the treatment of Ulcerative Colitis (UC).

UC is a chronic, debilitating disease that affects roughly 750,000 people in the U.S and 1.9 million worldwide. UC therapies are estimated to comprise a $6B global market. UC is one of the two major forms of inflammatory bowel disease (IBD), with the other being Crohn’s disease, an estimated $4.2B global market.

Currently UC patients are first treated with low cost, low impact 5-ASA therapies – aspirin-like oral and enema therapies - and corticosteroids - like prednisone or budesonide - to reduce mild symptoms. More troublesome cases are typically treated with more expensive immunomodulators and biologics - such as top-selling and antibody medicines Humira, Simponi, Remicade and Entyvio. Patients treated with immune system suppressors often require lifelong treatment and many become susceptible to a wide range of infections due to the immunosuppressive effects of the drugs. While these expensive therapies may help relieve the symptoms of UC, up to 30% of all UC patients ultimately require surgery to remove the diseased colon.

Regentys ECMH™ is a targeted, non-surgical option for patients with mild to moderate UC that focuses on healing tissue rather than suppressing the immune system. The technology is a novel version of a substance known to facilitate tissue regeneration - extracellular matrix or ECM – which is an animal derived biomaterial devoid of any cells or active agents. For more than 20 years, ECM has been safely and effectively used in sheet form – where the material is surgically sewn into the body to help regenerate tissue. It has been successfully used to heal burns and wounds, in grafts and closures, and for the treatment of Barrett’s esophagus, a digestive condition requiring the total repair of the esophageal wall. Through these varied uses, there were no reported material adverse events.

The Regentys ECMH™ technology is a liquid solution that, upon rectal administration into the colon, transforms into a gel to coat damaged tissue. The healing capability of the ECMH Rectal Solution has been well demonstrated in animals. The product acts as a bio-scaffold bandage - forming a protective barrier over ulcerated tissue – where it helps the body facilitate mucosal regeneration, reduce inflammation and heal ulcerations. It also helps patients naturally restore cell barrier function and reduce inflammatory biomarkers.

Regentys has a strong, global IP portfolio. It holds certain patent rights for its ECMH technology that are valid through 2033 and maintains licenses on patents for the manufacture and sterilization of hydrogel technology for digestive diseases from the University of Pittsburgh. Other patent applications are pending for related uses. Recently Regentys received European patent approval for ECMH in mid-2018.

Our first-to-market regenerative medical therapy is classified as a medical device by FDA, which has provided guidance that Regentys ECMH™ can be approved through the FDA 510K de novo pathway that enables rapid commercialization of new medical devices. We expect this classification to help us more quickly move to market.

In January 2018, a development agreement was entered into with ECM world-leader Cook Biotech, Inc. to provide support for the development and manufacture of ECMH. As part of this arrangement, Cook Biotech became a shareholder of Regentys. Currently, the company is working to finalize production batches of ECMH for use in clinical trials expected to begin mid-2019 at a site in Australia.

Regentys plans to complete pilot and pivotal studies in late 2019 and 2020 and to apply for approval to market ECMH in Q4 2020. Management expects to expand the clinical utility of Regentys ECMH™ to obtain approval in additional therapeutic indications including Crohn’s and other gastrointestinal disorders thereafter.

I will now turn it back over to Joe Moscato:

Joe Moscato

Thanks Rick. We are very pleased to have you and your team on board.

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As you can see, our recent acquisitions have significantly expanded the Generex organization with the addition of revenue generating services and new product offerings that will drive the value of our company. Our new ventures, led by proven management teams, provide an excellent foundation for future growth. I would now like to take a couple of minutes to update you on developments with our legacy assets and new operating divisions NuGenerex Diagnostics, NuGenerex Therapeutics, and NuGenerex Immuno-Oncology.

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NuGenerex Diagnostics

First, on the diagnostics front, we have developed a new point-of-care platform, The NGDx Express II for which we have filed a patent. Our first product on the NGDx Express II platform is a rapid diagnostic kit for syphilis, a sexually transmitted disease that has had a recent resurgence leading to a world-wide epidemic. The CDC recently announced guidelines to expand testing for sexually transmitted diseases, including syphilis. We have filed for a CE Mark Registration in the European Union for the Syphilis Express II and we plan to start marketing that product in Europe next year, with an FDA 510 K application to follow.

Additionally, we are developing a quantitative multiplex biomarker assay for the diagnosis of sepsis and its differentiation from Systemic Inflammatory Response Syndrome (SIRS), which we believe, will become the hallmark of our product portfolio. Sepsis is a major cause of death in US hospitals and worldwide, imposing an economic burden estimated at $21 billion on healthcare costs; the market for sepsis diagnostics is estimated at $3 billion. We believe our strategic and operating plans will allow to generate both suitable revenue streams for operation of the company and enhance our value by increasing our intellectual property portfolio.

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NuGenerex Therapeutics and Rapid-MistÒ Buccal Delivery

The Rapid-MistÒ buccal delivery technology that is used for our Oral-Lyn (oral insulin) spray for type II diabetes, is a key focal point for the development of new drug formulations in a variety of therapeutic areas. The technology enables alternative delivery of both small and large molecules through an oral spray, providing convenience, metered dosing, and the elimination of injections.

We are partnering with drug developers to out-license the Rapid-MistÒ for formulation of new drugs and supplements, with a focus on generating both near and long term revenues through licensing fees and royalties on future product sales. To this end, Generex has entered into licensing and co-development agreements with CannScience Innovations Inc. (now Scientus Pharma) to use the Rapid-MistÒ Drug Delivery System with their medical cannabinoids and cannabinoid-derived drug products. Scientus has studied individual cannabinoids and their mixes and ratios to profile the absorption and effects on different body systems including the endocannabinoid system, and have evaluated the medicinal potential of cannabis and cannabinoids in a number of therapeutic areas; they have the regulatory approvals to permit the study of CBD and THC formulations, and are approaching the commercialization stage for new and safe cannabinoid drugs. Scientus holds an exclusive, worldwide license to commercialize such products in exchange for royalty payments. Generex and Scientus will co-own the intellectual property created by the co-development effort. This is another huge opportunity for Generex and a significant advancement of the licensing strategy for the Rapid-Mist technology.

Another venture in the CBD space is our recently announced agreement with Puration, Inc. (USOTC: PURA) to develop and produce NuGenerex CBD HydroHealth High Alkaline Water for distribution through our pharmacy network, with an eye towards product-line expansion.

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NuGenerex Immuno-Oncology

A quick update on our phase II clinical trial of our Ii-Key immunotherapeutic vaccine AE37 in combination with KeytrudaÒ for the treatment of triple negative breast cancer that we are conducting with our research partners, Merck and the NSABP (National Surgical Adjuvant Breast and Bowel Project).

We have submitted the IND and await the end of the FDA 30-day review period, which ends later this week. The NSABP clinical research sites are currently being initiated and the protocol will be submitted to the IRB shortly. Drug is being packaged and shipped, and we expect to begin patient enrollment in the first quarter of 2019.

Additionally, our partnership with Shenzehn Bioscien in China is progressing, as they have been conducting the work necessary for initiating clinical trials in Europe and China, including validation of the GMP manufacturing method and regulatory approvals.

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Wrap-up

Thank you all for your time and attention today. Following our presentations I trust that you have a better appreciation of our vision and strategic plan to build Generex into a next generation integrated healthcare holding company. As discussed, we are focused on generating revenue and operating capital through the acquisition of the MSO, our network of pharmacies, our clinical laboratory, and medical device companies with new and approved products. We plan to expand our MSO network in up to 27 states where we are working to contract and/or purchase ancillary service providers for pharmacy, laboratories, and DME, and we are partnering with physicians in those states to promote patient centric care. We have acquired two exciting companies in the wound care & regenerative medicine space, and will be launching our first product, ExcellagenÒ in the coming months. Our legacy assets have new life, with promising development programs underway in the fields of immune-oncology, cannabinoid science, and infectious disease diagnostics.

Moving forward, we will continue to evaluate acquisition targets that offer value for Generex. Our underlying ethos is to prioritize programs based on return on investment. While this may sound primarily like a financial motivation, you’ll find in biotechnology that the measure of financial reward and measure of global impact on patients’ quality of life are often directly correlated. This principle will guide our future acquisition strategy as well.

As you can see, we’ve been re-building Generex into a revenue generating and cutting edge development company with a best in class executive team that has the experience and expertise to lead the new Generex into the future. Management is excited about what the future holds, and though the inherent value of the acquisitions hasn’t yet been reflected in our stock price, we are confident, as we continue to execute on our strategy, that the market and new shareholders will recognize our vision to build Generex into a new kind of healthcare company that is more responsive to the needs of different stakeholders in the healthcare value chain with offerings in a variety of services, diagnostics, medical devices, and pharmaceutical development.

Stay tuned for more information when we file our next report on 12/9 relating to the Veneto Group assets.

I know there has been a lot of information provided today so we’ll now open the lines for a few questions from our shareholders.